UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2021

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PWFL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2021, PowerFleet, Inc. (the “Company”) entered into a preferred stock redemption right agreement (the “Redemption Right Agreement”) with ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and ABRY Investment Partnership, L.P. (collectively, the “Investors”), pursuant to which the Company has the right to redeem 10,000 shares of its Series A Convertible Preferred Stock (“Series A Preferred Stock”) at a price of $1,450 per share plus all accrued and unpaid dividends, to be paid in cash. The Series A Preferred Stock was originally issued to the Investors on October 3, 2019 in connection with the completion of the Company’s acquisition of Pointer Telocation Ltd.

The Company’s exercise of the redemption right under the Redemption Right Agreement is subject to, among other things, stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to modify certain terms of the Series A Preferred Stock (the “Series A Preferred Amendment”), as described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 11, 2021, and the decision of the Company’s board of directors to effect the Series A Preferred Amendment and the redemption. Closing of the redemption is also conditioned upon, among other things, the Company having sufficient “surplus” (as defined and calculated in the General Corporation Law of the State of Delaware) and funds lawfully available to pay the aggregate redemption price in cash and the Company, after giving effect to the redemption, having (i) net assets (as such term is defined and determined in accordance with Delaware law) greater than zero and greater than the amount which would be required as of the closing date of the redemption to pay the maximum amount which would be owed to stockholders with preferential rights in a liquidation of the Company and (ii) the requisite financial wherewithal to conduct its business, pay any and all liabilities as due and all then-incurred debts as they mature.

The Redemption Right Agreement automatically terminates at 5:30 p.m. on October 1, 2021 if the redemption has not closed.

The foregoing description of the Redemption Right Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Redemption Right Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Preferred Stock Redemption Right Agreement, dated as of June 9, 2021, by and among PowerFleet, Inc., ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and ABRY Investment Partnership, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Chief Financial Officer

Date: June 11, 2021